Exhibit 4.3

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 19, 2015, among the entities listed on the signature pages hereto (each, a “Guaranteeing Subsidiary” and collectively, the “Guaranteeing Subsidiaries”), each a subsidiary of NN, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 19, 2015 providing for the issuance of 10.25% Senior Notes due 2020 (the “Notes”);

WHEREAS, the Indenture provides that, under certain circumstances, the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof, and a notation of such Note Guarantee in the Form of Exhibit E to the Indenture.

3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or agent of any Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, the Note Guarantee of each Guaranteeing Subsidiary, or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary and the Company.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: October 19, 2015

GUARANTEEING SUBSIDIARIES:

PRECISION ENGINEERED PRODUCTS HOLDINGS, INC.

By:	/s/ James H. Dorton
Name: James H. Dorton
Title: Vice President

PRECISION ENGINEERED PRODUCTS LLC

By:	/s/ James H. Dorton
Name: James H. Dorton
Title: Vice President

BRAININ-ADVANCE INDUSTRIES LLC

By:	/s/ James H. Dorton
Name: James H. Dorton
Title: Vice President

POLYMETALLURGICAL LLC

By:	/s/ James H. Dorton
Name: James H. Dorton
Title: Vice President

BOSTON ENDO-SURGICAL TECHNOLOGIES LLC

By:	/s/ James H. Dorton
Name: James H. Dorton
Title: Vice President

[Signature Page to Supplemental Indenture]

LACEY MANUFACTURING COMPANY, LLC

By:	/s/ James H. Dorton
Name: James H. Dorton
Title: Vice President

CONNECTICUT PLASTICS LLC

By:	/s/ James H. Dorton
Name: James H. Dorton
Title: Vice President

WAUCONDA TOOL & ENGINEERING LLC

By:	/s/ James H. Dorton
Name: James H. Dorton
Title: Vice President

ADVANCED PRECISION PRODUCTS, INC.

By:	/s/ James H. Dorton
Name: James H. Dorton
Title: Vice President

HOWESTEMCO, LLC

By:	/s/ James H. Dorton
Name: James H. Dorton
Title: Vice President

PREMCO, INC.

By:	/s/ James H. Dorton
Name: James H. Dorton
Title: Vice President

[Signature Page to Supplemental Indenture]

PROFILES INCORPORATED

By:	/s/ James H. Dorton
Name: James H. Dorton
Title: Vice President

HOLMED, LLC

By:	/s/ James H. Dorton
Name: James H. Dorton
Title: Vice President

GENERAL METAL FINISHING LLC

By:	/s/ James H. Dorton
Name: James H. Dorton
Title: Vice President

MATRIX I, LLC

By:	/s/ James H. Dorton
Name: James H. Dorton
Title: Vice President

TRIGON INTERNATIONAL LLC

By:	/s/ James H. Dorton
Name: James H. Dorton
Title: Vice President

[Signature Page to Supplemental Indenture]

COMPANY:

NN, INC.

By:	/s/ James H. Dorton
Name: James H. Dorton
Title: Senior Vice President - Chief Financial
Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Connie Jaco
Authorized Signatory

[Signature Page to Supplemental Indenture]